Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A2 of our report dated April 6, 2012 with respect to the audited financial statements of Media Mechanics, Inc. for the year ended January 31, 2012 and 2011 and the period from January 6, 2011 (inception) through January 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

July 9, 2012